EXHIBIT 99.1

Sonus Networks Reports 2005 Second Quarter Financial Results; Year-Over-Year Revenue Growth Driven by Strong Performance in Wireless

    CHELMSFORD, Mass.--(BUSINESS WIRE)--Aug. 8, 2005--Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider voice over IP (VoIP) infrastructure solutions, today reported its financial results for the second quarter ended June 30, 2005.
    Revenues for the second quarter of fiscal 2005 were $58.1 million compared with $33.6 million in the first quarter of fiscal 2005 and $42.4 million for the second quarter of fiscal 2004. Net income for the second quarter of fiscal 2005 was $9.7 million or $0.04 per diluted share compared with a net loss for the first quarter of fiscal 2005 of $3.7 million or $0.01 per diluted share, and compared with net income of $4.9 million or $0.02 per diluted share for the second quarter of fiscal 2004.
    Revenues for the first six months of fiscal 2005 were $91.7 million compared with $78.9 million in the same period last year. Net income for the first six months of fiscal 2005 was $6.1 million or $0.02 per diluted share compared with net income for the first six months of fiscal 2004 of $7.9 million or $0.03 per diluted share.
    "The expanded demand for our VoIP solutions over the last several quarters and our focus on execution resulted in a strong second quarter and first half of 2005 for Sonus," said Hassan Ahmed, chairman and CEO, Sonus Networks. "We also are pleased to have expanded our customer base and to have introduced several new products reflecting an increased pace of innovation on which we will continue to build our leadership position in the industry during the second half of 2005 and beyond."
    During the second quarter, the Company launched several major new products that further extend its technology leadership position. At SUPERCOMM 2005, Sonus unveiled its industry-leading solutions that will enable wireline and wireless service providers to realize the benefits of an IP Multimedia Subsystem (IMS) architecture. The Sonus IMS solution allows customers to comply seamlessly and cost effectively with the developing IMS standards and to maximize their investment by delivering converged multimedia services over their existing Sonus architecture. The Sonus IMS solution was recently honored with the distinguished Frost & Sullivan Award for Technology Innovation.
    The Company also announced the introduction of the IMX(TM) Application Platform, a web-based multimedia environment that enables wireline and wireless service providers to rapidly develop, integrate, and manage enhanced telecommunication applications and services. The IMX Platform further strengthens the value proposition of the Sonus Open Services Partner Alliance (OSPA(R)) by allowing service providers to take advantage of existing applications through Sonus' OSPA partners and also to launch new innovative applications from Sonus and its partners.
    Sonus also launched the GSX4000(TM) Open Services Switch at SUPERCOMM 2005. The GSX4000 is an innovative, compact VoIP switch that is designed to deliver carrier-class functionality, reliability and manageability. Developed specifically for service providers, the GSX4000 enables operators to expand the reach of their VoIP networks into new geographic regions, to launch new applications, or to deploy IP-based multimedia services. Further, the GSX4000 enables network operators to deploy a more efficient network topology that reduces costs by eliminating the need to backhaul traffic to large central locations. Based on the award-winning GSX9000(TM), the GSX4000 allows service providers to cost-effectively extend the reach of their network boundaries with the same carrier-class functionality that is the hallmark of Sonus' products.
    Continuing to expand its worldwide customer base, Sonus announced that Jupiter Telecommunications Co., Ltd. (J:COM) is implementing the Sonus platform as the foundation for its new VoIP network in order to deliver enhanced residential voice services to consumers throughout Japan. In conjunction with the deployment of their network, J:COM is also one of the first Sonus customers to deploy the IMX Application Platform.
    Following an important ruling by the Federal Communications Commission that requires VoIP service providers to supply Enhanced 911 (E-911) emergency calling capabilities to their customers as a mandatory feature of their service, Sonus announced its continued support of the delivery of these critical services to consumers through seamless connectivity to the Public Switched Telephone Network
(PSTN). The Company also reported that several Sonus customers, including Level 3 Communications, are already utilizing Sonus' platform to support delivery of E-911.
    During the second quarter, Sonus continued to focus on expanding its global presence through strategic partnerships. The Company announced partnerships with NK Networks to address the market opportunity in Western Europe, and with TFJY to expand the Company's distribution channel in China. In the U.S., Sonus announced its first major alliance with a major consumer electronics retailer, Belkin Corporation. Sonus and Belkin have successfully completed interoperability testing between Sonus' Voice over Broadband (VoBB) solutions and Belkin's line of VoIP broadband phone adapters, enabling service providers and consumers to simplify the configuration and provisioning process for consumer VoIP systems.
    On June 8, 2005, Sonus announced that it received written notification from the Securities and Exchange Commission regarding the formal inquiry that the SEC undertook in connection with the Company's previously announced independent investigation of its financial reporting. The SEC notified the Company that its investigation had been terminated and that no enforcement action had been recommended.
    "Looking ahead, the market for next-generation packet voice equipment continues to expand. Our continued product leadership and solid market momentum highlight our unique strategy for addressing the convergence of the world's communications infrastructures. We are pleased with the decision by network operators around the world to rely on Sonus for the development of their voice networks. We believe that this underscores our position in the market and our ability to continue to lead the market's evolution," concluded Ahmed.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts of U.S. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K, dated March 15, 2005, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated May 9, 2005, both filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture is a trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                         Three      Three      Three
                                         Months     Months     Months
                                         Ended      Ended      Ended
                                        June 30,  March 31,   June 30,
                                          2005       2005       2004
                                      ---------- ---------- ----------
Revenues:
  Product                             $  41,339  $  22,458  $  30,587
  Service                                16,754     11,152     11,774
                                      ---------- ---------- ----------
   Total revenues                        58,093     33,610     42,361
                                      ---------- ---------- ----------
Cost of revenues:
  Product                                15,404      6,843      9,714
  Service                                 5,651      5,269      4,227
                                      ---------- ---------- ----------
   Total cost of revenues                21,055     12,112     13,941
                                      ---------- ---------- ----------
Gross profit                             37,038     21,498     28,420
                                      ---------- ---------- ----------
Gross profit %:
  Product                                  62.7%      69.5%      68.2%
  Service                                  66.3%      52.8%      64.1%
   Total gross profit                      63.8%      64.0%      67.1%
Operating expenses:
  Research and development               11,098     11,017      8,923
  Sales and marketing                    11,504      9,027      8,635
  General and administrative              6,477      6,800      5,745
  Stock-based compensation                    4          -        136
  Amortization of purchased
   intangible assets                          -          -        600
                                      ---------- ---------- ----------

   Total operating expenses              29,083     26,844     24,039
                                      ---------- ---------- ----------

Income (loss) from operations             7,955     (5,346)     4,381
                                      ---------- ---------- ----------
Interest expense                           (121)      (128)      (121)
Interest income                           2,222      1,875        891
                                      ---------- ---------- ----------

Income (loss) before provision for
 income taxes                            10,056     (3,599)     5,151
Provision for income taxes                  311         96        217
                                      ---------- ---------- ----------
Net income (loss)                     $   9,745  $  (3,695) $   4,934
                                      ========== ========== ==========
Net income (loss) per share:
   Basic                              $    0.04  $   (0.01) $    0.02
   Diluted                            $    0.04  $   (0.01) $    0.02
Shares used in computation:
   Basic                                248,249    247,877    245,390
   Diluted                              250,651    247,877    250,127


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                                 Six Months Six Months
                                                    Ended      Ended
                                                   June 30,   June 30,
                                                     2005       2004
                                                 ---------- ----------
Revenues:
  Product                                        $  63,797  $  56,832
  Service                                           27,906     22,061
                                                 ---------- ----------
   Total revenues                                   91,703     78,893
                                                 ---------- ----------
Cost of revenues:
  Product                                        $  22,247  $  17,855
  Service                                           10,920      8,486
                                                 ---------- ----------
   Total cost of revenues                           33,167     26,341
                                                 ---------- ----------
Gross profit                                        58,536     52,552
                                                 ---------- ----------
Gross profit %:
  Product                                             65.1%      68.6%
  Service                                             60.9%      61.5%
   Total gross profit                                 63.8%      66.6%
Operating expenses:
  Research and development                          22,115     17,851
  Sales and marketing                               20,531     15,495
  General and administrative                        13,277     10,572
  Stock-based compensation                               4        515
  Amortization of purchased intangible assets            -      1,200
                                                 ---------- ----------

   Total operating expenses                         55,927     45,633
                                                 ---------- ----------

Income from operations                               2,609      6,919
                                                 ---------- ----------
Interest expense                                      (249)      (243)
Interest income                                      4,097      1,656
                                                 ---------- ----------

Income before provision for income taxes             6,457      8,332
Provision for income taxes                             407        384
                                                 ---------- ----------
Net income                                       $   6,050  $   7,948
                                                 ========== ==========
Net income per share:
   Basic                                         $    0.02  $    0.03
   Diluted                                       $    0.02  $    0.03
Shares used in computation:
   Basic                                           248,064    244,906
   Diluted                                         252,709    253,480



                         SONUS NETWORKS, INC.
                Condensed Consolidated Balance Sheets
                            (In thousands)


                                                June 30,  December 31,
                                                   2005          2004
                                               ----------- -----------
                    Assets
Current assets:
     Cash, cash equivalents and marketable
      securities                               $  303,994  $  292,076
     Accounts receivable, net                      62,062      32,486
     Inventory, net                                30,546      28,346
     Other current assets                          12,020      10,891
                                               ----------- -----------
         Total current assets                     408,622     363,799
Property and equipment, net                        12,650       8,217
Long-term marketable securities                     7,411      21,029
Other assets                                          822         783
                                               ----------- -----------

                                               $  429,505  $  393,828
                                               =========== ===========

     Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses     $   29,296  $   26,894
     Accrued restructuring expenses                   191         186
     Current portion of deferred revenue           87,433      65,105
     Convertible subordinated note                 10,000           -
     Current portion of long-term liabilities          44          30
                                               ----------- -----------
          Total current liabilities               126,964      92,215
                                               ----------- -----------
Long-term deferred revenue, less current
 portion                                           27,428      25,960
Long-term liabilities, less current portion           600         613
Convertible subordinated note                           -      10,000
Stockholders' equity:
     Common stock                                     251         250
     Capital in excess of par value             1,052,564   1,049,142
     Accumulated deficit                         (778,035)   (784,085)
     Treasury stock                                  (267)       (267)
                                               ----------- -----------
          Total stockholders' equity              274,513     265,040
                                               ----------- -----------

                                               $  429,505  $  393,828
                                               =========== ===========


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)

                                           Three     Three     Three
                                           Months    Months    Months
                                           Ended     Ended     Ended
                                          June 30, March 31,  June 30,
                                            2005      2005      2004
                                         --------- --------- ---------
Cash flows from operating activities:
   Net income (loss)                     $  9,745  $ (3,695) $  4,934
Adjustments to reconcile net income
(loss) to net cash provided by
(used in) operating activities:
   Depreciation                             1,626     1,476     1,271
   Tax benefit from stock options
    exercised                                 225         -         -
   Stock-based compensation                     4         -       136
   Amortization of purchased intangible
    assets                                      -         -       600
Changes in current assets and
 liabilities
   Accounts receivable                    (34,431)    4,855       152
   Inventory                                  710    (2,910)   (4,909)
   Other current assets                      (367)     (762)   (6,169)
   Accounts payable                         1,994     1,334     2,975
   Accrued expenses                           314    (1,330)      591
   Deferred revenue                        22,848       948    (1,754)
                                         --------- --------- ---------
Net cash provided by (used in) operating
 activities                                 2,668       (84)   (2,173)
                                         --------- --------- ---------

Cash flows from investing activities:
Purchase of property and equipment         (3,070)   (4,303)   (2,063)
Maturities (purchases) of marketable
 securities, net                           (2,917)    2,977   (21,640)
Other assets                                   42       (81)      192
                                         --------- --------- ---------
Net cash used in investing activities      (5,945)   (1,407)  (23,511)
                                         --------- --------- ---------

Cash flows from financing activities:
Sales of common stock in connection with
 employee stock purchase plan                   -     2,313         -
Proceeds from exercise of stock options       461       420         -
Payments of long-term liabilities              (8)      (58)      (52)
                                         --------- --------- ---------
Net cash provided by (used in) financing
 activities                                   453     2,675       (52)
                                         --------- --------- ---------

Net increase (decrease) in cash and cash
 equivalents                               (2,824)    1,184   (25,736)
                                         --------- --------- ---------
Cash and cash equivalents, beginning of
 period                                   123,115   121,931   151,971
                                         --------- --------- ---------
Cash and cash equivalents, end of period $120,291  $123,115  $126,235
                                         ========= ========= =========


    CONTACT: Sonus Networks
             Investor Relations:
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Sarah McAuley, 212-699-1836
             smcauley@sonusnet.com